HOMESTREET, INC.
Annual Meeting of Shareholders
June 18, 2024
Meeting Transcript

INTRODUCTIONS
MARK MASON:
Welcome: Good morning and welcome to the 2024 annual meeting of shareholders of HomeStreet, Inc. My name is Mark Mason, and I am the Chairman of the Board of Directors and the CEO and President of HomeStreet.
Pursuant to HomeStreet’s Bylaws, I will act as chairman of this year’s meeting, and in this capacity, I hereby call the meeting to order. Godfrey Evans, HomeStreet’s General Counsel, will act as secretary of the meeting.
Registration and Rules of Procedure: We will first go over some administrative matters for this meeting.

We will use the Rules of Procedure that can be accessed at any time during the meeting under the heading “Meeting Materials” located at the bottom right side of your screen. By following the Rules of Procedures, everyone will have an opportunity to participate in the meeting, and we will be able to handle the business of the meeting efficiently and fairly.
The polls are now open and we would ask that you vote your shares as soon as possible since the polls will be closing shortly after we go over the proposals.
As a reminder on voting procedures, if you have already voted by mail, phone or Internet, we will count your proxy and you do not need to vote again unless you wish to change your vote.
If you have not voted or if you would like to change your vote, you may vote on this webcast by using the Vote Here button, but you will only be able to vote the shares associated with the control number you used to log onto this meeting.
If you hold shares in more than one account, you would have been given separate control numbers for each of those accounts. If you have voted the shares associated with the control number that you used to log into the meeting and wish to vote the shares held in a different account, please log in with the control number associated with the other account and vote those shares prior to the polls closing.
After the formal business portion of the meeting has concluded, all shareholders properly in attendance will be permitted to raise questions and comments pertaining to all matters being voted on today during a question and comment period. Questions can be asked on this webcast by typing in the box located at the bottom left corner of your screen, under “ASK A QUESTION”. In the interest of time, if we are unable to address your questions at this meeting, we will follow up with you after the meeting. Thank you in advance for your cooperation.
Inspector of Election: I would like to introduce Laura Sisneros, representing Broadridge Financial Solutions, who is also a participant on this webcast and will be tallying the preliminary and final votes. Broadridge has been engaged on behalf of the Board to serve as the independent Inspector of Election for this meeting. Ms. Sisneros’s oath of office on behalf of Broadridge will be filed with the minutes of the meeting. Ms. Sisneros will confirm the presence of a quorum when she completes her tally of shareholders’ proxies and ballots.
FORMAL CALL TO ORDER
Godfrey Evans, secretary of this meeting, will now present proof of the due calling of this meeting.
GODFREY EVANS:
Good morning and thank you, Mr. Chairman. I would like to present the following:
First, a completed and certified list of the Company’s shareholders as of the close of business on April 11, 2024, the record date set for shareholders entitled to notice of and to vote at this meeting. This list is available for viewing during this webcast and a link to access the list is located at the bottom middle of your screen under the link “Registered Shareholders List”. This list also provides the number of shares eligible to vote at this meeting. This list shows that as of the close of business on the record date, there were 18,857,565.6 shares of common stock of the Company outstanding.

Second, a copy of the notice for this meeting stating the time, place and purpose of this meeting. This notice was included in the proxy materials mailed to each shareholder of record as of the record date to the address in the Company’s records. Copies of the Company’s proxy statement and proxy card for this meeting were first made available on or about May 17, 2024 to the shareholders as of the record date. These items are also available for you to view under the link for “Meeting Materials” located at the bottom right side of your screen.
Third, we confirm receiving the affidavit of mailing from Broadridge Financial Solutions, the Company’s transfer agent, which shows that on or about May 17, 2024, a notice of annual meeting and copies of the Company’s proxy statement and proxy card for this meeting were mailed to each shareholder of record as of the record date.
Copies of the certified list of shareholders, notice, affidavit of mailing, proxy statement and annual report will be filed with the minutes of this meeting.

Our Inspector of Elections has advised me that we have present in person and by proxy a sufficient number of shares to constitute a quorum, subject to final verification by the Inspector of Election.
Mr. Mason . . .
ORDER OF BUSINESS
MARK MASON:
Thank you, Mr. Secretary. We are now ready to proceed to the proposals that you will vote on today. We will dispense with formal motions regarding each nominee for election to the Board of Directors and each of the other proposal, as all nominees have been duly nominated and all proposals have been duly introduced and presented. As set forth in the Company’s proxy statement, the shareholders are to consider seven matters of business, which are described in detail in the proxy statement.

Business:

1.The first proposal is to approve the Agreement and Plan of Merger, dated as of January 16, 2024, by and between FirstSun Capital Bancorp, HomeStreet, Inc. and Dynamis Subsidiary, Inc., as amended on April 30, 2024, and as it may be further amended from time to time.
2.The second proposal is to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of HomeStreet in connection with the transactions contemplated by the merger agreement.
3.The third proposal is to approve an adjournment of the HomeStreet Shareholder meeting, if necessary, to permit further solicitation of proxies in favor of the merger proposal.
4.The fourth proposal is the election of eight directors to serve until the 2025 annual meeting of shareholders, or until their respective successors are elected and qualified.
The Board of Directors has nominated eight director candidates which includes me, Mark Mason, Scott Boggs, Sandra

Cavanaugh, Jeff Green, Joanne Harrell, James Mitchell, Nancy Pellegrino and Craig Tompkins.
The Company has not received notice of any other nominees. I hereby declare the nominations for directors closed.
5.The fifth proposal is the approval on an advisory (non-binding) basis the executive compensation of the Company’s named executive officers for 2023.
6.The sixth proposal is the approval, on an advisory (non-binding) basis, of the frequency of future advisory (non-binding) votes on executive compensation.
7. The seventh proposal is the ratification on an advisory (non-binding) basis, HomeStreet’s independent registered public accounting firm for the year ending December 31, 2024.
Additional information about all proposals can be found in the Company’s proxy statement. Because no further business is on the agenda for this meeting, we will pause momentarily to finalize voting.
(SHORT PAUSE)

CLOSING OF THE POLLS
The time is now 10:08 a.m., Pacific Time, I declare that the polls are now closed to voting.
Based upon a review of the proxies received by the Company, the preliminary results indicate that HomeStreet’s shareholders have voted:
1)FOR the approval of the Agreement and Plan of Merger, dated as of January 16, 2024, by and between FirstSun Capital Bancorp, HomeStreet, Inc. and Dynamis Subsidiary, Inc., as amended on April 30, 2024 and as may be further amended from time to time;
2)AGAINST the approval, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of HomeStreet in connection with the transactions contemplated by the merger agreement;

3)FOR the approval of an adjournment of the HomeStreet Shareholder meeting, if necessary, to permit further solicitation of proxies in favor of the merger proposal;
4)FOR the election of Scott Boggs, Sandra Cavanaugh, Jeff Green, Joanne Harrell, Mark Mason, James Mitchell, Nancy Pellegrino and Craig Tompkins as directors to serve until the 2025 annual meeting of shareholders, or until their respective successors are elected and qualified;
5)FOR the approval, on an advisory (non-binding) basis, the executive compensation of HomeStreet’s named executive officers for 2023;
6)FOR the approval, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on executive compensation; and
7)FOR the ratification, on an advisory (non-binding) basis, of HomeStreet’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Shareholders should be aware that these preliminary results are not official and are subject to change based upon the official tabulation by the Inspector of Election. Final voting results will be reported in a Form 8-K to be filed by the company with the Securities and Exchange Commission.
That concludes the formal business of our meeting, and that portion of our meeting is adjourned.
Before moving on, I want to express my personal thanks, and the thanks of your Board of Directors, for your attendance and participation today, as well as for your support of our Company.
Thank you for your attention today during the formal part of our annual meeting. Before we provide time for questions that any of you may have, I'd like to make a few comments on our financial results last year and more importantly our proposed merger with FirstSun.

Please note that during our discussion today I may make certain predictive statements that reflect our current views and expectations about the company's performance and financial results. Those are likely forward-looking statements that are made subject to the safe harbor statements included in our recent earnings release, our investor deck, and the risk factors disclosed in our other public filings. Additionally, reconciliations to any non-GAAP measures referred to on our call today can be found in our recent earnings releases and investor decks available on our website.
First, I would like to quickly discuss our results for 2023.
•Our net loss for the year was $(27.5) million, or $(1.46) per share
•Our core net income was $8.3 million, or $0.44 per share, excluding our Goodwill impairment charge and merger related expenses
•Our net interest margin declined to 1.88% for the year vs 2.99% in 2023, I’m sorry, in 2022
•Our non interest income declined to $41.9 million from $51.6 million in 2022
•And during the year, we paid cash dividends of $0.65 per share

I could review our financial results in more detail here but the numbers have been public for some time now and the details are not as important as the drivers and our limited ability to quickly change our balance sheet and interest rate risk profile given the over 500 basis point increase in interest rates since the first quarter of 2022.
To mitigate the impact of the rapid increase in rates on our balance sheet we significantly reduced our level of loan originations and offered very competitive promotionally priced deposit products. Last year our deposits continued to migrate to our higher yielding promotional products though this migration was slower than peers. This ongoing migration and some deposit loss drove the continuing increase in our overall funding costs and reductions in our net interest margin.

Also, in the first quarter of last year, we acquired three retail deposit branches from US Bank in Southern California. The balance of deposits acquired was $322 million and while we have experienced some run-off of deposits since that time, the deposit balances are stable now and the weighted average cost of deposits at these three branches as of the end of May is only 87 basis points.

Our loan portfolio performed well last year, and it remains well diversified with our highest concentration in western states multifamily loans, one of the lowest risk loan types historically. And while other banks in other regions have seen increasing levels of problem multifamily loans or delinquencies, non-performing loans and classified loans ours remain at historically low levels. Our portfolio is conservatively underwritten with a very low expected loss potential. Our credit quality remains solid today and we currently do not see any meaningful credit challenges on the horizon.

Our current lower level of profitability last year is not acceptable to us and does not provide an acceptable return to our shareholders. It has been materially driven by the unexpected volume and magnitude of interest rate increases in this cycle. To date we have managed the environment through limited balance sheet growth, maintaining liquidity, deferring or reducing expenses, and reducing staffing to required levels without damaging our businesses.

And while we believe we can manage through this environment, the Board and I didn’t believe that was the best strategy to maximize value for our shareholders. The current interest rate cycle has highlighted the disadvantages and limitations of our stand alone business strategy. Accordingly, in early 2023 we began a process that resulted in the merger you have strongly approved today.
This combination is expected to produce top quartile net interest margins, fee income to revenue percentages and returns on assets and equity. These pro forma metrics substantially exceed what we believe HomeStreet can accomplish on our own over the next few years given our status today.
Also, importantly, both FirstSun and HomeStreet today have very strong asset quality and together a well-diversified balance sheet with operations in the most attractive high growth markets in the nation.

And on a combined basis, our interest rate risk profile is very balanced which is a great place to be given the uncertain direction of interest rates going forward.
For more information and detail regarding our pro forma financial performance and metrics please see our latest joint investors deck and our S-4.
Since the announcement of the merger last January, we have been working effectively with the team at FirstSun on integration and conversion planning. Our goal is to bring the best of both organizations together and I am confident we will accomplish that.
We strongly believe that the merger of HomeStreet and FirstSun is the unique investment opportunity in what is otherwise a very challenging banking environment. We are excited to close this merger and realize the benefits for all of our shareholders.
Thank you for voting for this merger.

That concludes my prepared comments today. I would like to introduce Neal Arnold, the CEO and President of FirstSun Capital Bancorp and Sunflower Bank.
Neal and I will be happy to answer any questions you have at this time.
Give us a minute to get organized and check the Q&A queue.
All right, the first question in the queue “when do you think the merger will be completed?”
Well, we appreciate that question. First of all the completion of the shareholder meeting and the positive strong vote today takes care of one important milestone. The next important milestone of course is regulatory approval by the various banking regulators involved in the transaction. We hope that approval comes promptly and in turn will allow us to close the merger promptly. We are currently expecting that approval to allow us to close the transaction in the fourth quarter, but of course that is highly dependent, completely dependent right now, on the approval of the requisite regulators in this case, the Federal Reserve and the Texas Department of Banking as well as the Washington Department of Financial Institutions. Thank you for that question.
There are currently no other questions in the queue. I will wait just a little bit here to see if anyone else will ask a question before we adjourn the meeting.
Let me just repeat the way you can ask a question. There is a typing box at the bottom left corner of your screen, under the heading “Ask a Question”. I assume anyone attending has already seen that, but before we conclude the meeting I want to make sure everyone has had an opportunity to ask a question who would like to.
Okay, it looks like that’s it for questions today.

CONCLUSION OF THE ANNUAL MEETING
On behalf of your Board of Directors, I would like to again thank you for your continued support of HomeStreet and for attending our virtual meeting today. This now concludes our agenda. I hereby declare the meeting adjourned.

It is now 10:20 a.m.